SUB-ITEM 77M(I):  MERGERS

Pursuant to the Securities Act of 1933, as amended, and the General Rules and Regulations thereunder, a Registration Statement on Form N-14, SEC File No. 333-117510, was filed on July 20, 2004. This filing relates to an Agreement and Plan of Reorganization whereby Federated Capital Appreciation Fund (Surviving
Fund), a portfolio of Federated Equity Funds, acquired all of the assets of Banknorth Large Cap Core Fund (Acquired Fund), a portfolio of Banknorth Funds, in exchange for shares of the Surviving Fund. Shares of the Surviving Fund were distributed on a pro rata basis to the shareholders of the Acquired Fund in complete liquidation and termination of the Acquired Fund. As a result, effective August 30, 2004, each shareholder of the Acquired Fund became the owner of Surviving Fund shares having a total net asset value equal to the total net asset value of his or her holdings in the Acquired Fund.

The Agreement and Plan of Reorganization providing for the transfer of the assets of the Acquired Fund to the Surviving Fund was approved by the Board of Trustees at their Special Meeting held on June 30, 2004 and was also approved by Acquired Fund shareholders at a Special Meeting held on August 27, 2004.

The Agreement and Plan of Reorganization for this merger is hereby incorporated by reference from the definitive Prospectus/Proxy Statement filed with the SEC on August 20, 2004.

Form N-8f, an Application for Deregistration of Investment Companies, will be filed with the SEC on behalf of the Acquired Fund on or about November 30, 2004.

SUB-ITEM 77M(II):  MERGERS

Pursuant to the Securities Act of 1933, as amended, and the General Rules and Regulations thereunder, a Registration Statement on Form N-14, SEC File No. 333-117510, was filed on July 20, 2004. This filing relates to an Agreement and Plan of Reorganization whereby Federated Kaufmann Fund (Surviving Fund), a portfolio of Federated Equity Funds, acquired all of the assets of Banknorth Small/Mid Cap Core Fund (Acquired Fund), a portfolio of Banknorth Funds, in exchange for shares of the Surviving Fund. Shares of the Surviving Fund were distributed on a pro rata basis to the shareholders of the Acquired Fund in complete liquidation and termination of the Acquired Fund. As a result, effective August 30, 2004, each shareholder of the Acquired Fund became the owner of Surviving Fund shares having a total net asset value equal to the total net asset value of his or her holdings in the Acquired Fund.

The Agreement and Plan of Reorganization providing for the transfer of the assets of the Acquired Fund to the Surviving Fund was approved by the Board of Trustees at their Special Meeting held on June 30, 2004, and was also approved by Acquired Fund shareholders at a Special Meeting held on August 27, 2004.

The Agreement and Plan of Reorganization for this merger is hereby incorporated by reference from the definitive Prospectus/Proxy Statement filed with the SEC on August 20, 2004.

Form N-8f, an Application for Deregistration of Investment Companies, will be filed with the SEC on behalf of the Acquired Fund on or about November 30, 2004.

SUB-ITEM 77M(III):  MERGERS

Pursuant to the Securities Act of 1933, as amended, and the General Rules and Regulations thereunder, a Registration Statement on Form N-14, SEC File No. 333-117516, was filed on July 20, 2004. This filing relates to an Agreement and Plan of Reorganization whereby Federated Total Return Bond Fund (Surviving
Fund), a portfolio of Federated Total Return Series, Inc., acquired all of the assets of Banknorth Intermediate Bond Fund (Acquired Fund), a portfolio of Banknorth Funds, in exchange for shares of the Surviving Fund. Shares of the Surviving Fund were distributed on a pro rata basis to the shareholders of the Acquired Fund in complete liquidation and termination of the Acquired Fund. As a result, effective August 30, 2004, each shareholder of the Acquired Fund became the owner of Surviving Fund shares having a total net asset value equal to the total net asset value of his or her holdings in the Acquired Fund.

The Agreement and Plan of Reorganization providing for the transfer of the assets of the Acquired Fund to the Surviving Fund was approved by the Board of Trustees at their Special Meeting held on June 30, 2004, and was also approved by Acquired Fund shareholders at a Special Meeting held on August 27, 2004.

The Agreement and Plan of Reorganization for this merger is hereby incorporated by reference from the definitive Prospectus/Proxy Statement filed with the SEC on August 20, 2004.

Form N-8f, an Application for Deregistration of Investment Companies, will be filed with the SEC on behalf of the Acquired Fund on or about November 30, 2004.

SUB-ITEM 77M(IV):  MERGERS

Pursuant to the Securities Act of 1933, as amended, and the General Rules and Regulations thereunder, a Registration Statement on Form N-14, SEC File No. 333-117515, was filed on July 20, 2004. This filing relates to an Agreement and Plan of Reorganization whereby Federated Vermont Municipal Income Fund (Surviving Fund), a portfolio of Federated Municipal Securities Income Trust, acquired all of the assets of Banknorth Vermont Municipal Bond Fund (Acquired
Fund), a portfolio of Banknorth Funds, in exchange for shares of the Surviving Fund. Shares of the Surviving Fund were distributed on a pro rata basis to the shareholders of the Acquired Fund in complete liquidation and termination of the Acquired Fund. As a result, effective August 30, 2004, each shareholder of the Acquired Fund became the owner of Surviving Fund shares having a total net asset value equal to the total net asset value of his or her holdings in the Acquired Fund.

The Agreement and Plan of Reorganization providing for the transfer of the assets of the Acquired Fund to the Surviving Fund was approved by the Board of Trustees at their Special Meeting held on June 30, 2004, and was also approved by Acquired Fund shareholders at a Special Meeting held on August 27, 2004.

The Agreement and Plan of Reorganization for this merger is hereby incorporated by reference from the definitive Prospectus/Proxy Statement filed with the SEC on August 20, 2004.

Form N-8f, an Application for Deregistration of Investment Companies, will be filed with the SEC on behalf of the Acquired Fund on or about November 30, 2004.